                                                                      Exhibit 25


              Statement as to Eligibility of the Indenture Trustee
                      under the Indenture (Form T-1) with
              respect to Caterpillar Financial Asset Trust 1997-B

                                                      Registration No. 333-24373

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY

                        UNDER THE TRUST INDENTURE ACT OF 1939

                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)  X
                 -----
                                   ________________


                          THE FIRST NATIONAL BANK OF CHICAGO
                 (Exact name of trustee as specified in its charter)

A National Banking Association                             36-0899825
                                                         (I.R.S.employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                60670-0126
(Address of principal executive offices)                   (Zip Code)

                          The First National Bank of Chicago
                         One First National Plaza, Suite 0286
                            Chicago, Illinois  60670-0286
               Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
              (Name, address and telephone number of agent for service)

                                   ________________


                       CATERPILLAR FINANCIAL ASSET TRUST 1997-B
                 (Exact name of obligor as specified in its charter)

          Delaware                                           Pending
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                        identification number)

c/o Chase Manhattan Bank  Delaware, as Owner Trustee
1201 Market Street
9th Floor                                                      19801
Wilmington, Delaware                                         (Zip Code)
(Address of Principal Executive Offices)

                      CATERPILLAR FINANCIAL FUNDING CORPORATION
         (Exact name of depositor of the obligor as specified in its charter)

           Nevada                                         Pending
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                     identification number)

Greenview Plaza
2950 East Flamingo Road, Suite E-4                         89121
Las Vegas,  Nevada                                       (Zip Code)
(Address of Principal Executive Offices)


             CATERPILLAR FINANCIAL ASSET TRUST 1997-B ASSET BACKED NOTES
                           (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

              Comptroller of Currency, Washington, D. D., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

         (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

              The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

              No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.   A copy of the existing by-laws of the trustee.*

         5.   Not applicable.

         6.   The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.   Not applicable.

         9.   Not applicable.

* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF ITT CORPORATION, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996 (REGISTRATION NO. 333-07221).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 27th day of October, 1997.


                                       The First National Bank of Chicago,
                                       Trustee,


                                       By: /s/ Steven M. Wagner
                                          -----------------------------------
                                            Steven M. Wagner
                                            Vice President

                                      EXHIBIT 6


                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(B) OF THE ACT


                                                    October 27, 1997


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between Caterpillar Financial Asset Trust 1997-B and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             Very truly yours,

                             THE FIRST NATIONAL BANK OF CHICAGO



                             By: /S/ Steven M. Wagner
                                --------------------------------
                                  Steven M. Wagner
                                  Vice President

                                      EXHIBIT 7


    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      EXHIBIT 7

Legal Title of Bank:           The First National Bank of Chicago
                               Call Date: 06/30/97
                               ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303      Page RC-1
City, State  Zip:              Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                C400
                                                                          DOLLAR AMOUNTS IN                 ------------
                                                                               THOUSANDS         RCFD       BIL MIL THOU
                                                                          -----------------      ----       ------------
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                     0081         4,415,563      1.a.
    b. Interest-bearing balances(2)                                                              0071         7.049,275      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                 1754                 0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                              1773         4,455,173      2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                       1350         4,604,233      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                                 RCFD 2122 24,185,099                               4.a.
    b. LESS: Allowance for loan and lease losses                          RCFD 3123    423,419                               4.b.
    c. LESS: Allocated transfer risk reserve                              RCFD 3128          0                               4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                      2125        23,761,680      4.d.
5.  Trading assets (from Schedule RD-D)                                                          3545         6.930.216      5.
6.  Premises and fixed assets (including capitalized leases)                                     2145           705,704      6.
7.  Other real estate owned (from Schedule RC-M)                                                 2150             7,960      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                               2130            64,504      8.
9.  Customers' liability to this bank on acceptances outstanding                                 2155           562,251      9.
10. Intangible assets (from Schedule RC-M)                                                       2143           283,716     10.
11. Other assets (from Schedule RC-F)                                                            2160         1,997,778     11.
12. Total assets (sum of items 1 through 11)                                                     2170        54,837,423     12.

___________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:          The First National Bank of Chicago
                              Call Date:  06/30/97
                              ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Ste 0303      Page RC-2
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                           DOLLAR AMOUNTS IN
                                                                               THOUSANDS                   BIL MIL THOU
                                                                           -----------------               ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                                RCON 2200  21,852,164     13.a
       (1) Noninterest-bearing(1)                                         RCON 6631  9,474,510                              13.a.1
       (2) Interest-bearing                                               RCON 6636 12,377,654                              13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                                                         RCFN 2200  13,756,280     13.b.
       (1) Noninterest bearing                                            RCFN 6631    330,030                              13.b.1
       (2) Interest-bearing                                               RCFN 6636 13,426,250                              13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                                RCFD 2800   3.827,159     14
15. a. Demand notes issued to the U.S. Treasury                                                   RCON 2840      40,307     15.a
    b. Trading Liabilities(from Schedule RC-D)                                                    RCFD 3548   4,985,577     15.b
16. Other borrowed money:
    a. With original maturity of one year or less                                                 RCFD 2332   2,337,018     16.a
    b. With original  maturity of than one year through three years                                    A547     265,393     16.b
 .   c.  With a remaining maturity of more than three years                                             A548     322,175     16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                       RCFD 2920     562,251     18
19. Subordinated notes and debentures (2)                                                         RCFD 3200   1,700,000     19
20. Other liabilities (from Schedule RC-G)                                                        RCFD 2930     929,875     20
21. Total liabilities (sum of items 13 through 20)                                                RCFD 2948  50,618,199     21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                 RCFD 3838           0     23
24. Common stock                                                                                  RCFD 3230     200,858     24
25. Surplus (exclude all surplus related to preferred stock)                                      RCFD 3839   2,948,616     25
26. a. Undivided profits and capital reserves                                                     RCFD 3632   1,059,214     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
    securities                                                                                    RCFD 8434      12,788     26.b.
27. Cumulative foreign currency translation adjustments                                           RCFD 3284      (2,252)    27
28. Total equity capital (sum of items 23 through 27)                                             RCFD 3210   4,219,224     28
29. Total liabilities and equity capital (sum of items 21 and 28)                                 RCFD 3300  54,837,423     29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best
    describes the  most comprehensive level of auditing work performed for the                     Number
    bank by independent external                                                                  --------
    auditors as of any date during 1996                                         RCFD 6724            N/A                     M.1.


1 = Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing        auditors
    standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company            auditors
    (but not on the bank separately)                            7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

___________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

                                       8